Exhibit 99.1

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EDITED TRANSCRIPT

COMM.OQ - CommScope Holding Company Inc NEXT Update Call

EVENT DATE/TIME: APRIL 08, 2021 / 12:30PM GMT

OVERVIEW:

COMM announced plan to spin-off its Home Networks business into independent public co. as part of its CommScope NEXT strategy to reduce operating costs throughout Co.

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

CORPORATE PARTICIPANTS

Alexander W. Pease CommScope Holding Company, Inc. - Executive VP & CFO

Charles L. Treadway CommScope Holding Company, Inc. - President, CEO & Director

Joe Chow CommScope Holding Company, Inc. - Senior VP & Segment Leader of Home Networks

Russell Johnson CommScope Holding Company, Inc. - VP & Treasurer

CONFERENCE CALL PARTICIPANTS

Ahmed Sami Badri Crédit Suisse AG, Research Division - Senior Analyst

Jeffrey Thomas Kvaal Wolfe Research, LLC - Research Analyst

Meta A. Marshall Morgan Stanley, Research Division - VP

Roderick B. Hall Goldman Sachs Group, Inc., Research Division - MD

Ryan Boyer Koontz Rosenblatt Securities Inc., Research Division - MD & Senior Research Analyst

Simon Matthew Leopold Raymond James & Associates, Inc., Research Division - Research Analyst

Steven Bryant Fox Fox Advisors LLC - Founder & CEO

PRESENTATION

Operator

Good day and thank you for standing by and welcome to the CommScope Investor Call. (Operator Instructions).

I would now like to turn the call over to your host, Chuck Treadway, CEO. You may begin.

Russell Johnson - CommScope Holding Company, Inc. - VP & Treasurer

Good morning and thank you for joining us. I’m Russell Johnson, Vice President of Treasury and Investor Relations at CommScope. I’d like to welcome everyone to today’s call to discuss the announcement we made earlier this morning regarding the planned spinoff of CommScope’s Home Networks business as well as some other important developments at the company.

Joining me on today’s call are: Chuck Treadway, President and CEO; Bud Watts, Chairman of the Board; Alex Pease, Executive Vice President and CFO; Morgan Kurk, Executive Vice President, CTO and Segment Leader for Broadband Networks; and Jim Chow, Senior Vice President and Segment Leader for Home Networks. You can find the slides that accompany this call on our Investor Relations website.

Please also note that some of our comments today will contain forward-looking statements based on our current view of our business and our current expectations related to the planned spin-off and actual future results may differ materially. Please see our recent SEC filings, including the company’s annual report on Form 10-K for the year ended December 31, 2020, as well as risks identified in our press release this morning related to the planned spin-off, which identify the principal risks and uncertainties that could affect future performance.

Before I turn the call over, I would like to emphasize that the purpose of today’s call is to focus on the planned Home Network spin-off and certain other actions that the company is currently taking. We will not be discussing or taking questions related to our first quarter business performance or financial results at this time.

But instead, we’ll save that discussion for our first quarter 2021 earnings call in May.

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

I will now turn the call over to our President and CEO, Chuck Treadway. Chuck?

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

Yes. Thank you, Russell, and good morning, everyone. I appreciate you joining us this morning on relatively short notice.

As you saw in the press release that we issued this morning, today we announced our plan to spin off our Home Networks business into a separate publicly traded company. Our Board of Directors has made the decision to spin — to proceed with the spin-off after a thorough review of our Home Networks business and its many opportunities for future strategic development. We are confident that the spin-off can be executed with a high degree of certainty, and we strongly believe that this is a positive course of action for CommScope and for many of our stakeholders.

Before providing more information regarding the planned spin-off, let me first take a moment to put this announcement into broader context. I’m turning now to Slide 3.

You’ll recall that during our fourth quarter 2020 earnings call, we introduced an initiative called CommScope NEXT, which is our name for a comprehensive set of company-wide actions designed to take CommScope to the next level of growth and profitability.

CommScope NEXT, which we officially launched in January, is focused on 3 primary vectors of value creation. First, we are doubling down on and delivering revenue growth in areas that are most valuable to our customers and shareholders. We will make targeted investments in our go-to-market organization, and we will reallocate resources to key customer accounts and high-potential market verticals.

Second, we are renewing our commitment to optimize business profitability. We will do this by focusing on aggressive cost control measures and streamlining duplicative and inefficient business processes across our company. Over the longer term, we will also revamp our approach to selecting the highest-return R&D investments.

And third, we are conducting a strategic review of our entire portfolio of businesses and technologies. The ultimate goal of this review is to ensure that CommScope has the right mix of assets to create the next generation of communication networks.

I can assure you that CommScope Next is my highest priority as CEO. When I announced this initiative, I also committed to our investors and employees that I will drive this effort forward with a sense of urgency. And while I noted that a comprehensive plan would likely be completed during the third quarter of this year, I also committed to update you along the way as we make key decisions and reached important milestones.

Now let’s turn to Slide 4. Today, we are pleased to announce the first of many important CommScope Next milestones, our intent to spin off our Home Networks business. In terms of details that we were prepared to share today, we intend to establish Home Networks as a new and independent publicly traded company, and the spin-off will be accomplished through the distribution of 100% of the stand-alone Home Networks company shares to CommScope’s equity owners. We expect this transaction to be tax free to our U.S. shareholders for U.S. federal income tax purposes, and we currently expect the spin-off to be completed by the end of the first quarter 2022.

I’m excited to also announce that we’ve selected Joe Chow, CommScope’s Senior Vice President and Segment Leader of our Home Networks business, to become the Chief Executive Officer of the stand-alone Home Networks company upon completion of the separation. Joe has led our Home Networks business since late 2019, and I have experienced firsthand his unique combination of industry knowledge and technology vision. The CommScope Board of Directors and management team are committed to positioning Home Networks for success in every way, and putting Joe in the top leadership position is a strong testament to our confidence in him. We expect to provide additional details around Home Networks’ broader management team as well as other structural and financial aspects of the spin-off as we move forward with the transaction.

Now turning to Slide 5. I want to share with you my perspectives on the benefits and rationale behind the spin-off of the Home Networks. The spinoff will establish Home Networks as a leading connecting home solutions provider with an optimized cost structure and focused R&D and sales teams. Once separated from CommScope, Home Networks will be better positioned to deliver superior home- and consumer-oriented products and to unlock substantial value across its broad product lines and customer base, building on its long heritage of offering market-leading technologies and solutions.

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

Home Networks will possess many valuable competitive advantages from the very start, including impressive global scale and a deep customer base of leading cable and telco service providers as well as household name consumer retailers. As an independent company, Home Networks will have the flexibility to pursue an R&D and capital allocation strategy focused on its core markets centered around innovation and growth. A dedicated and focused management team will be able to prioritize investments to create the next generation of feature-rich consumer technologies and accelerate the vision of a connected home. Overall, Home Networks and its leadership will be well positioned to chart an optimal path for meeting the diverse needs of its customers, employees and shareholders.

Moving on to Slide 6. The CommScope business will remain after execution of the Home Networks spin-off. The benefits of separation are equally compelling. A post-spin CommScope will be able to refocus its commercial and technology footprint around a more tightly integrated and mutually reinforcing set of businesses consisting of our outdoor wireless, broadband and venue and campus. The company will have a clear exposure to key technology trends that will provide multiyear tailwinds for our remaining businesses, both individually and in combination, trends such as 5G and mobile network densification, indoor coverage and private networks, distributed access architectures and fiber-rich optical networks. Our management team will be free to allocate capital to the highest-potential investments in the most value-added segments of evolving networks, whether it be the next-generation antennas, software-centric networking, applications or Wi-Fi 6E and Wi-Fi 7. Overall, the next generation of CommScope will be more streamlined and laser focused on driving a new level of profitable growth and shareholder value.

Moving on to Slide 7. I want to note that we expect to establish the [Infinite] Home Networks business with a sustainable capital structure that will include some level of funded debt refinancing — not refinancing but financing. This should allow for a modest distribution of cash to CommScope at the time of spin execution, which will enable some level of debt repayment and cover transaction fees and expenses. We expect to have more details to share about Home Networks’ planned capital structure as we work through the various spin-off mechanics during the remainder of 2021.

Before we open up the call for Q&A, I’d like to highlight one additional component of CommScope NEXT that we kicked off today in conjunction with our announcement of the Home Networks spin.

When we last spoke, I committed to act quickly and aggressively to improve CommScope’s cost structure with the goal of creating additional financial flexibility for investing in growth and debt repayment. This morning, we initiated cost reduction actions that, once fully realized, we expect to, at a minimum, offset the loss of EBITDA that will result from spinning off the Home Networks business. This cost reduction program will keep CommScope’s leverage multiple at or below status quo expectations and will also free up cash to reinvest in a range of important growth initiatives.

Although these actions are difficult for the affected employees, they are key milestones for the CommScope NEXT and are necessary to unlock CommScope’s potential to drive increased growth and shareholder value. I expect to be able to share more details with you as to the financial impact of these actions on future earnings calls.

I’d like to thank everyone for your interest in CommScope and for your continued support as we charge an exciting path forward for the company. I would also like to thank our talented employees at CommScope for their ongoing dedication and commitment to executing our CommScope NEXT strategy.

As one final note, I can share with you that our consolidated business performance for the first quarter of 2021 was consistent with our internal expectations from the beginning of the year. Beyond this update, we would ask that you please keep your questions focused on the announcements we’ve made today. We look forward to providing full details on our quarter during next earnings call in May. We now would like to turn the call over to Q&A. Operator?

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

QUESTIONS AND ANSWERS

Operator

(Operator Instructions). Our first question comes from Sami Badri with Crédit Suisse.

Ahmed Sami Badri - Crédit Suisse AG, Research Division—Senior Analyst

It sounds like you guys have been having a very productive start, so that’s great. Now I just wanted to take a look at maybe 2 things. The first thing is, when you were considering CommScope’s options and you guys have focused on specifically Home Networks as a kind of business of choice that may be spun off or be independent of the broader company, did you guys look at any other segments as potentially a similar type of transaction option? That’s question number one. And then question number two is, what does the spin-off of this business do to your operating cash flow generation? Should we expect to be more lean and mean with Commstore (sic) [CommScope] post spin?

Charles L. Treadway - CommScope Holding Company, Inc.—President, CEO & Director

Well, let me take the first part of your question, which is, look, we reviewed all of our businesses. And as we looked at our businesses - and we’re still going through it, right? But as we looked at the differences between Home and the rest of our segments, there were pretty stark differences. I would first start with the margin of the businesses.

It’s very hard to make a decision to invest in something with a 10%-plus margin versus much higher than that on the other side. So it felt like we’re not able to give Joe the right investment in his businesses to support what he’s trying to do. And when you think about the volume, Home is tens of millions; the rest of CommScope are hundreds of thousands. The RemainCo CommScope, we manufacture all of our products ourselves pretty much. And if you think about the Home business, almost everything is through contract manufacturing, which is really outside of our scope. And then you think about the end user for the existing CommScope businesses that will remain, we’re primarily working with operators and technicians. And for the Home business, the ultimate end customer is the homeowner. So when you put all that together, you’ll really just see these things really don’t go together. So it’s a pretty obvious choice for us.

As we continue to look at all the rest of the businesses, I don’t see any one segment as this stark of a difference. But we will look and see, and there might be businesses or smaller things inside the company that we’d say, look, they just don’t fit or they’re just not going to help us get where we want to go. And on the other hand, we might actually find businesses that we want to acquire to fill in some gaps that we believe we need to meet customer needs.

And finally, I would say we believe that this choice of what we’re doing allows us to maximize the value of both of the businesses. And I think that’s the primary driver of what we were trying to do here.

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

And Sami, I’ll just give you some detail on the free cash flow. So this is not a capital-intense business. Most of the — all of the manufacturing goes through contract manufacturing. So we don’t have investments in DD&A or that sort of thing. There are some modest investments in some testing equipment and those sorts of things, but it’s really not a capital-intensive business.

From a working capital standpoint, it’s roughly, call it, $150 million, $160 million of working capital. So you’ll continue to see the primary sources of really strong cash generation come from the core RemainCo.

Operator

Our next question comes from Simon Leopold with Raymond James.

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

Simon, we can’t hear you if you’re speaking.

Simon Matthew Leopold - Raymond James & Associates, Inc., Research Division - Research Analyst

Sorry. Can you hear me now?

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

Yes. Yes. (inaudible)

Simon Matthew Leopold - Raymond James & Associates, Inc., Research Division - Research Analyst

I didn’t have my mute on, so I don’t know. Sorry about that. Anyway, let me start again. I imagine it’s hard for you to quantify, but could you try to describe the extent of the completion of your strategic review given that this seems like a big move? But I don’t know whether we’d call this sort of an 8th inning, 9th inning kind of thing, but is there some way you could help us understand where you sit in the process?

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

Right. Right. I would say we’re in the early innings. I would say this is a big move, however. But I’d say this is the early innings. And the reason why I say that is CommScope NEXT has really got 3 vectors. The first one is growth, the second one is cost optimization and the third one is portfolio optimization.

And when you think about growth, I think we’re really just getting started. We’re starting to understand what our customers’ needs are with - as I noted, we’re going to be investing in our sales force, we’re going to be adding key accounts, we’re going to be going after targeted verticals that we want to go after and getting the customer intimacy in some places where we weren’t in the past. So I’m very - and getting deeper with existing customers that we have. So that’s really early innings.

I would say if you think about cost optimization, we did our first look, and we had all the segment people really look at what’s key and critical for them, what’s going to help us get to the next level and things that are not critical. And that’s where we made the decisions to stop doing things.

At the same time, some of the segment leaders come back and say, look, we need more investment in these areas. And so we wanted to do that as well, and we made that happen.

And so as we continue to look and learn, I think we’re going to find more in that area. And we’re going to be looking at procurement, as I shared with you before. There’s a lot of things to do there.

And finally, in portfolio optimization, I think we’re probably much further along. I mean this was clearly a big move, and we don’t have any more of those coming. But we are going to be looking at, as I shared earlier in the last question, opportunities to improve our portfolio mix, if we need to buy something or divest something if we see something that just doesn’t fit. So that’s the - I guess that’s the storyline for your question.

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

Simon Matthew Leopold - Raymond James & Associates, Inc., Research Division - Research Analyst

And then just one other is, are there - could you maybe categorize what are the biggest hurdles in terms of getting the spinout accomplished? Are there any regulatory issues? Are there any issues with customer indemnification or financing? What do you see as your biggest hurdles you need to work through?

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

Yes. So Simon, I’d say there’s - not to be [haughty], but there’s really none. One of the reasons why we chose the spin-off is because, as Chuck mentioned in his prepared remarks, because of the absolute certainty that we have that we can get this done and the outcome being within the company’s control. So we certainly need to work through the issues that you described, and that’s one of the reasons why we’ve given ourselves ample time to get it done. But we think all of those are within the boundaries of things we control.

Operator

Our next question comes from Jeff Kvaal with Wolfe Research.

Jeffrey Thomas Kvaal - Wolfe Research, LLC - Research Analyst

Yes. I have 2 questions, 1 for you, Chuck, and then Alex, 1 for you. I guess the first one, Chuck, is, many owners of these businesses, CPE businesses, including actually ARRIS over the years, have talked about the revenue synergies of putting the CPE business alongside the network businesses. And so I guess I’m wondering if there are - if we should be sealed for some revenue dissynergies should these 2 businesses be separated. And what do you think that the customer reaction would be there?

And then my question for you, Alex, is, have you thought through how much debt you may allocate to the home business?

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

So I’ll take the first one. And actually, I believe this is going to be a positive for both the customers of our home business as well as for the CommScope business. And obviously, I had a chance to speak with some of the businesses already and some of the customers already, and they understand what we’re doing here. And it really gets to allocation of resources and money for investments. And as I shared with you, the margin profiles are so different. These businesses, it’s just hard for us to decide one over the other when the choice is so obvious.

When we put home together by itself, Joe has got a great product line portfolio road map. He knows where he wants to go. The broadband business is picking up. He wants to invest in a lot of things. We’re excited for him. We think he’s going to be able to attract some investors that get excited about his strategy. And we think he’s going to go - they’d be better off independently than with us. And I think the customers see the same thing.

Now there are some things that we have to do, such as encryption and things like that, where we have to work together, and we’re going to continue to do that. But other than that, I think that the difference is pretty stark in who owns what and the end customers. So I actually believe that this is a very positive thing for everyone all around.

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

And just to your - just before I get to your follow-on question, the other thing that I would say is we’re obviously going to continue to be integral partners in the ecosystem. So while Joe will be an independent company, to the extent there’s opportunities for us to support one another as strategic partners, I think we’ll take advantage of that as those present, one example being PON, another being low-latency DOCSIS just right in front of us immediately. So it’s not as though we lose the benefits of a very close working relationship.

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

Now as it relates to your question on debt, I think it’s obvious to everyone that we would put a substantially lower leverage multiple on Home Networks than is on the core CommScope. Our commitment is to put a sustainable capital structure in place and do what is prudent to make sure the Home Networks business is set up for success. And I believe in Chuck’s remarks he mentioned that, that would likely result in a modest distribution back to RemainCo, which we would intend to use to pay down debt.

I’ll also emphasize something Chuck said in his remarks, which is the benefit of the cost actions that we’re announcing simultaneous with the spin announcement is that, that will more than offset any negative implication on RemainCo leverage. So our leverage following the execution of the spin will be at or below status quo.

Operator

Our next question comes from Steven Fox with Fox Advisors.

Steven Bryant Fox - Fox Advisors LLC - Founder & CEO

I was wondering, Chuck, if you can maybe, given this announcement and your thinking on the rest of portfolio management now that you’ve had some time to look at the whole business, talk about your thinking around product pruning versus maybe exiting major product sectors within the categories that you’re going to focus on, how you’re going about thinking about returns on different products that maybe are I don’t want to say loss leader but maybe lower margin that also pulled through other businesses. And then just real quick, functionally, are you going to be treating Home Networks as a discontinued operation until it’s spun out? Or will it still be flowing through your non-GAAP reporting?

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

Yes. So let me - I’ll take a stab at it and then Chuck will pile on or maybe Morgan.

So your second part of your question is the easiest one. And no, the accounting rules are pretty clear that until the spin is executed, we won’t be treating this as discontinued operation. What we will do as we’re talking about the businesses is begin to talk very clearly about the economics and the performance of what is RemainCo and the performance of what is SpinCo. So it will help you all from a modeling standpoint really understand kind of the dividing lines between the two. But from a pure GAAP accounting standpoint, we won’t treat it as a discontinued operation.

As it relates to other product lines, it’s not - it won’t be surprising to anybody that we have a full bag of products ranging from very mature to harvesting products to new, innovative, high-growth products.

And I think, as Chuck mentioned, the portfolio review is really ongoing. We’re taking a look at some of these products that either aren’t living up to our profitability standards or don’t have the growth attributes that we would like for our core company and evaluating whether those are products or product lines that we should continue to own. And so that’s really what we’re talking about as we think about pruning elements of the portfolio and really targeting our R&D investments at the highest-return pieces. But I don’t know if Chuck or Morgan wants to add.

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

Yes. I would just add to the point where - I mean, clearly, when we’re looking at a complete solution, we may have to swallow some products that have lower margins than others just to provide a total solution. And I get that and we’re going to be paying attention to that. We’re not going to be dogmatic on this product line has to have this margin profile or it’s out. We’re going to be taking everything into consideration when we look at our portfolio.

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

Operator

Our next question comes from Meta Marshall with Morgan Stanley.

Meta A. Marshall - Morgan Stanley, Research Division - VP

Great. Just a couple of quick questions. I mean, one, are there any issues of kind of ARRIS’ brand name being shared between the 2 companies? Or are they - is the new CPE business planning on rebranding?

And then just second, on the cost actions that you’ve taken today, are - is there any cash impacts that you can identify? Or should we expect that on the quarterly call?

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

I’ll start with the brand question. I think that’s still in deliberation. We’re still thinking through that. And we have time, obviously, to do that. But we will do the best we can to optimize performance and return and shareholder value for both businesses. So we’re going to be looking very close at that.

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

On your second question, Meta, the - for the - these actions are going to occur over the course of the next 2, 3 years. The most immediate actions which we announced today or we executed today will translate to somewhere on the order of $30 million to $35 million of cash costs. I think it’s reasonable to expect sort of the follow-on waves of actions to roughly replicate that. I think that’s probably a good (inaudible), though we haven’t fully modeled out that element of the plan.

Operator

Our next question comes from Rod Hall with Goldman Sachs.

Roderick B. Hall - Goldman Sachs Group, Inc., Research Division - MD

Yes. I guess I wanted to ask a couple of things about the nature of the transaction. It seems like a company that - there are other businesses like this out there, and it seems like the right - well, the most optimal way to get rid of this business would have been to sell it to somebody else that does - is in a similar business. With the EBITDA declining, I don’t think very many people think there’s maybe a long-term future to this kind of business. Now maybe that’s wrong. You guys may disagree with that, but I think that’s what investors think. So I’m just curious why the spinout and not a trade sale. Did you explore a trade sale? And then I have a follow-up.

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

Let me start, and then I’m going to turn it over to Joe to talk about how he views the future that potentially is very much in contrast to the picture you painted.

Look, as I mentioned before, we announced the spin because that is the most certain path that we can control and we are certain that we can execute. And we gave the time line for that as being consummated in the first quarter of next year. Obviously, that’s a long time between where we sit today and where we - when we ultimately close this, and I think the Board is certainly open to any alternatives that might emerge along that journey to the extent it creates more value than the contemplated path as they don’t - I don’t know that it’s more complicated than that. But Joe, what would you say about the future of the business?

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

Joe Chow - CommScope Holding Company, Inc. - Senior VP & Segment Leader of Home Networks

So I actually am extraordinarily bullish about what the potential is. I’ve been in this industry for a very long time. There are several factors. There is more change happening inside the home today than at any point that I can remember. And that change all leads to opportunities. So I believe that we’re at the start of a new aggregation cycle inside the home. The complexity of the ecosystem is going up. It’s going to create consumer friction. And if we can go address that friction, we will keep service providers more relevant, and we will actually grow the business.

So we see a transformation in this business where we’re not only just going to be providing hardware, we will start providing solutions, where hardware is a key anchor, but we’ll integrate additional value on top of our platforms. We’ll stop thinking about our devices as individual devices. We will start thinking about the home as an entire ecosystem, and then we will look at start - trying to understand how to aggregate media, right? Not just integrate but aggregate all types of over-the-top and linear content together as a starting point. Then we’ll start thinking about how to aggregate data collection and start applying value to the data that we collect from the entire home ecosystem. Then we’ll enable services being delivered - developed. There’s going to be additional high-value services that are going to be developed. And right now, when we look at our business, we have more backlog than we’ve ever had in the business. So I think we have a very strong financial start and a strong future.

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

And last point I’d make is I think it’s really important for you all as you think about the business to not - to disaggregate the broadband piece of the business from the video piece of the business. The video piece of the business has certainly been challenging for Joe, and I think he would admit that, although they’ve had enormous successes with IP streamers and enabling some of the OTT content, and that will begin to establish a floor. But the broadband side of the business has actually been growing, and it will continue to grow. And as everything that Joe talked about comes to life, the ASPs and the margins will improve. So I think it’s - it would be inappropriate to look at the trends of the last 2 years as what we see as the trends for the next 5 years.

Roderick B. Hall - Goldman Sachs Group, Inc., Research Division - MD

Okay.

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

If I can add to that. It is...

Roderick B. Hall - Goldman Sachs Group, Inc., Research Division - MD

And could I - can I ask a follow-up, if that’s okay? Chuck, you mentioned - and maybe I missed it in the first part of the call, but you had mentioned some cash transfer from this business to you. Are you talking about like an ongoing - Could you just explain what cash might change hands at the time of the spin or after the spin that would help you pay down debt? I just didn’t fully understand the mechanics of that.

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

All I was saying was - or trying to say was that when you’re - when we’re trying to make investments decisions when Joe’s got 3, 4 projects that he wants to work on and Morgan and Ben and Farid have other ones, the margin profile of those businesses are very different. So it’s been very hard to make those calls to go to Joe.

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

And what I meant to say was when Joe’s business is spun off and he’s independent, he’s going to be able to use his $100 million-plus of EBITDA, whatever he wants to choose to spend, to allocate to any project he wants to spend, and he doesn’t have to worry about our views on that. He’s going to get his full look at - to be able to use his own cash for his own business. So there’s really nothing after the spin. I mean there’s not going to be any cash moving hands between businesses. I was just using that as a reason for the spin-off.

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

And just one additional clarification which I think you were probably referencing a comment that I made. The mechanics of what will happen at close is we will put some responsible amount of leverage on the home business. We can debate what that right leverage multiple will be, but it will be less than what’s currently on the RemainCo. But there will be - a portion of the proceeds of that debt offering will be used to capitalize the business for working capital, and then the remainder will be a distribution back to the parent. And that distribution back to the parent will be used to pay down debt. So hopefully, that clarifies it.

Roderick B. Hall - Goldman Sachs Group, Inc., Research Division - MD

Oh, yes, that does.

Operator

Our next question comes from Ryan Koontz with Rosenblatt Securities.

Ryan Boyer Koontz - Rosenblatt Securities Inc., Research Division - MD & Senior Research Analyst

How should we think about the supply chain implications here in light of the challenging supply environment these days? And maybe this brings you reduced leverage with some of your suppliers and allocations and volumes. Appreciate your thoughts there.

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

Well, great question. And look, the home business is primarily the main purchaser of silicon in our company. By far and beyond, they’re the big anchor. So their business is going to be able to take this along with them, and they’re going to be able to continue to use their leverage.

If you look at the CommScope business, as I shared with you, we’re hundreds of thousands versus tens of millions on their side. And we have our own relationships that go back many years before the ARRIS acquisition, and we feel very confident about being able to get our fair share of those parts because of the product lines that we run, the businesses that we have, the customers that we have. So I really see this as a nonissue in terms of the supplier base. I mean we all have challenges with silicon for sure, but this is not going to add to that problem.

Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO

So operator, I think we’re about at time. We can maybe take a peek. Bill, I think we’re about out. So I don’t know if Chuck has any concluding remarks.

Charles L. Treadway - CommScope Holding Company, Inc. - President, CEO & Director

Hey, look, I would just like to say thank you to all of you for joining us this morning. Thank you for your questions and thank you for your support of CommScope. Appreciate it.

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APRIL 08, 2021 / 12:30PM, COMM.OQ - CommScope Holding Company Inc NEXT Update Call

Operator

Ladies and gentlemen, this does conclude today’s presentation. You may now disconnect and have a wonderful day.

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